Exhibit 8.1
	Equity interests (%)
Companies	12/31/2018	Jurisdiction of incorporation	Core business

Direct interest in subsidiaries: full consolidation
CSN Islands VII Corp.	100.00	Cayman Island	Financial transactions
CSN Islands XI Corp.	100.00	Cayman Island	Financial transactions
CSN Islands XII Corp.	100.00	Cayman Island	Financial transactions
CSN Steel S.L.U.(*)	100.00	Spain	Equity interests and Financial transactions
TdBB S.A	100.00	Panamá	Equity interests
Sepetiba Tecon S.A.	99.99	Brazil	Port services
Minérios Nacional S.A.	99.99	Brazil	Mining and Equity interests
Companhia Florestal do Brasil	99.99	Brazil	Reforestation
Estanho de Rondônia S.A.	99.99	Brazil	Tin Mining
Companhia Metalúrgica Prada	99.99	Brazil	Manufacture of containers and distribution of steel products
CSN Gestão de Recursos Financeiros Ltda. (*)	99.99	Brazil	Management of funds and securities portfolio
CSN Mineração S.A.	87.52	Brazil	Mining and Equity interests
CSN Energia S.A.	99.99	Brazil	Sale of electric power
FTL - Ferrovia Transnordestina Logística S.A.	91.69	Brazil	Railroad logistics
Nordeste Logística S.A.	99.99	Brazil	Port services
Aceros México CSN (1)	0.08	Mexico	Commercial representation, sales of steel and related activities
CSN Inova Ltd.(2)	100.00	Israel	Advisory and implementation of new development projects

Indirect interest in subsidiaries: full consolidation
Lusosider Projectos Siderúrgicos S.A.	100.00	Portugal	Equity interests and product sales
Lusosider Aços Planos, S. A.	99.99	Portugal	Steel and Equity interests
CSN Resources S.A.	100.00	Luxembourg	Financial transactions and Equity interests
Companhia Brasileira de Latas	99.00	Brazil	Sale of cans and containers in general and Equity interests
Companhia de Embalagens Metálicas - MMSA	99.67	Brazil	Production and sale of cans and related activities
Companhia de Embalagens Metálicas - MTM	99.67	Brazil	Production and sale of cans and related activities
CSN Steel Holdings 1, S.L.U.	100.00	Spain	Financial transactions, product sales and Equity interests
CSN Productos Siderúrgicos S.L.	100.00	Spain	Financial transactions, product sales and Equity interests
Stalhwerk Thüringen GmbH	100.00	Germany	Production and sale of long steel and related activities
CSN Steel Sections UK Limited (*)	100.00	England	Sale of long steel
CSN Steel Sections Polska Sp.Z.o.o	100.00	Poland	Financial transactions, product sales and Equity interests
CSN Asia Limited	100.00	Hong Kong	Commercial representation
CSN Mining Holding, S.L	87.52	Spain	Financial transactions, product sales and Equity interests
CSN Mining GmbH	87.52	Austria	Financial transactions, product sales and Equity interests
CSN Mining Asia Limited	87.52	Hong Kong	Commercial representation
Aceros México CSN (1)	99.92	Mexico	Commercial representation, sale of steel and related activities
Lusosider Ibérica S.A	100.00	Portugal	Steel, commercial and industrial activities and equity interests
CSN Mining Portugal, Unipessoal Lda.	87.52	Portugal	Commercial and representation of products
Companhia Siderúrgica Nacional, LLC (3)	100.00	United States	Import and distribution/resale of products

Direct interest in joint operations
Itá Energética S.A.	48.75	Brazil	Electric power generation
Consórcio da Usina Hidrelétrica de Igarapava	17.92	Brazil	Electric power consortium

Direct interest in joint ventures
MRS Logística S.A.	18.64	Brazil	Railroad transportation
Aceros Del Orinoco S.A.	31.82	Panamá	Dormant company
CBSI - Companhia Brasileira de Serviços de Infraestrutura	50.00	Brazil	Equity interests and product sales and iron ore
Transnordestina Logística S.A.	46.30	Brazil	Railroad logistics

Indirect interest in joint ventures
MRS Logística S.A.	16.30	Brazil	Railroad transportation

Direct interest in associates
Arvedi Metalfer do Brasil S.A.	20.00	Brazil	Metallurgy and Equity interests

(*) They are Dormant Companies therefore they do not appear in the note 9.a, where is disclosed business information under the equity method and fair value through profit or loss and comprehensive income.

• Events in 2018:

(1)     Transfer of 1% stake in Aceros Mexico CSN from CSN Steel to Companhia Siderúrgica Nacional occurred on February 1, 2018. On September 18, 2018, CSN Steel increased the capital of Aceros Mexico CSN, diluting the direct interest of Companhia Siderúrgica Nacional to 0.08%, with CSN Steel holding 99.92%. On February 1, 2019, the Federal Taxpayers' Registry was canceled and, therefore, the settlement process of Aceros Mexico CSN was terminated, however, before third parties and for the purposes of commercial law, the settlement was retroactive to September 18, 2018;

(2) Company incorporated in 2018.

(3)     On June 5, 2018 CSN LLC had its corporate name changed to "Heartland Steel Processing, LLC". On the same date, a new company was incorporated under the name "Companhia Siderúrgica Nacional, LLC", a wholly owned subsidiary of Heartland Steel Processing, LLC. On June 28, 2018, Companhia Siderúrgica Nacional, LLC., became a wholly-owned subsidiary of CSN Steel and, on June 29, 2018, Heartland Steel Processing, LLC was sold to Steel Dynamics, Inc. The remaining assets are registered at Companhia Siderúrgica Nacional, LLC, a subsidiary of CSN Steel (see note 3).